                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [_]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12


                              NEWPORT CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                                      N/A
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                          [LOGO OF NEWPORT CORPORATION]

                               NEWPORT CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 22, 2002

To the Stockholders of Newport Corporation:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Newport Corporation will be held at our corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on May 22, 2002, at 9:00 a.m., for the purpose of considering and acting upon the following:

         1.   To elect two Class II directors to serve for four years;

         2. To ratify the appointment of Ernst & Young LLP as Newport's independent auditors for the fiscal year ending December 31, 2002; and

         3. To transact such other business as may properly be brought before the meeting or any adjournment thereof.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

         Only stockholders of record at the close of business on April 3, 2002 will be entitled to notice of and to vote at the meeting.

         All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to complete, sign, date and return the enclosed proxy as promptly as possible in the enclosed envelope. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

                                 By order of the Board of Directors

                                 /s/ JEFFREY B. COYNE
                                 Jeffrey B. Coyne
                                 Vice President, General Counsel and Secretary

April 19, 2002
Irvine, California

--------------------------------------------------------------------------------

EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY.

--------------------------------------------------------------------------------

                         [LOGO OF NEWPORT CORPORATION]

                               NEWPORT CORPORATION

                                 PROXY STATEMENT

                               GENERAL INFORMATION

--------------------------------------------------------------------------------

PROXY STATEMENT AND SOLICITATION OF PROXIES

SOLICITATION BY BOARD. This proxy statement is being furnished in connection with the solicitation of proxies by our Board of Directors for use at our Annual Meeting of Stockholders to be held on May 22, 2002.

SOLICITATION OF PROXIES AND RELATED EXPENSES. All expenses incurred in connection with this solicitation shall be borne by us. It is contemplated that this solicitation of proxies will be made primarily by mail; however, if it should appear desirable to do so in order to ensure adequate representation at the meeting, our directors, officers and employees may communicate with stockholders, brokerage houses and others by telephone, telegraph or in person to request that proxies be furnished. We may reimburse banks, brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares held by them. We have retained MacKenzie Partners, Inc. to assist in the solicitation of proxies for a fee of $5,000, plus out-of-pocket expenses. In addition, we have agreed to indemnify MacKenzie Partners, Inc. against any losses or liabilities arising out of its fulfillment of the contract, except for such losses or liabilities arising out of its own negligence or willful misconduct.

MAILING DATE. This proxy statement and the accompanying proxy are being mailed on or about April 19, 2002 to our stockholders of record as of the close of business on April 3, 2002, which is the record date for the determination of stockholders entitled to receive notice of and to vote at the meeting.

SHARES OUTSTANDING. As of the record date, there were 37,895,083 shares of common stock outstanding and entitled to vote. Each stockholder is entitled to one vote for each share of common stock held as of the record date.

VOTING RIGHTS. A majority of shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting. Abstentions and broker non-votes are each included in the determination of the number of shares present and voting for the purpose of determining whether a quorum is present, and each is tabulated separately. Abstentions will be treated as shares present and entitled to vote for purposes of any matter requiring the affirmative vote of a majority or other proportion of the shares present and entitled to vote. Abstentions or broker non-votes or other failures to vote will have no effect in the election of directors, who will be elected by a plurality of the affirmative votes cast. In determining whether any other proposal has been approved, abstentions are counted as votes against a proposal and broker non-votes are not counted.

VOTE REQUIRED. A quorum is required for the approval of any of the proposals set forth herein. Directors will be elected by a plurality of the votes cast. The approval of any other proposal to be considered at the annual meeting requires the affirmative vote of the holders of a majority of the shares present and entitled to vote at the annual meeting in person or by proxy.

VOTING OF PROXIES. The persons named as proxies in the accompanying proxy were designated by our Board and are our officers. All proxies that are properly completed, signed and returned to us prior to the meeting, and not revoked, will be voted in accordance with the instructions given in the proxy. If a choice is not specified in the proxy, the proxy will be voted FOR election of the director nominees listed therein and FOR ratification of our appointment of Ernst & Young LLP as independent auditors for the fiscal year ending December 31, 2002.

REVOKING A PROXY. Any proxy may be revoked or superseded by executing a later proxy or by giving notice of revocation in writing prior to, or at, the annual meeting, or by attending the annual meeting and voting in person. Attendance at the annual meeting will not in and of itself constitute revocation of the proxy.

STOCKHOLDER NOMINATIONS AND PROPOSALS

In accordance with our bylaws, stockholders may submit a nomination of a candidate for election as director by delivering to our Secretary, not less than sixty days prior to the date of any meeting at which directors are to be elected, a notice setting forth (1) the name, age, business address and residence address of such nominee, (2) the principal occupation or employment of such nominee, (3) the number of shares of our capital stock which are beneficially owned by such nominee, and (4) other information concerning such nominee as would be required under the then-current rules of the Securities and Exchange Commission to be included in a proxy statement soliciting proxies for the election of the nominee. Any such notice shall be accompanied by a signed consent of such nominee to serve as a director, if elected. If our Board determines any nomination made by a stockholder was not made in accordance with the foregoing procedures, such nomination will be void, and any such determination by our Board shall be conclusive and binding on all persons.

Any stockholder desiring to submit a proposal for action at our 2003 annual meeting of stockholders and presentation in our proxy statement for such meeting should deliver the proposal to us at our principal place of business no later than December 20, 2002 in order to be considered for inclusion in our proxy statement relating to that meeting. Matters pertaining to proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

On May 21, 1998, the Securities and Exchange Commission adopted an amendment to Rule 14a-4, as promulgated under the Securities and Exchange Act of 1934, as amended. The amendment governs our use of our discretionary proxy voting authority with respect to a stockholder proposal which is not addressed in our proxy statement. The amendment provides that if a proponent of a proposal fails to notify us at least 45 days prior to the current year's anniversary of the date of mailing of the prior year's proxy statement, then we will be allowed to use our discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. We anticipate that our next annual meeting will be held in May 2003. If we do not receive any stockholder proposals for our 2003 annual meeting before March 5, 2003, we will be able to use our voting authority as outlined above.

OTHER MATTERS

Management is not aware of any other matters that will be presented for consideration at our 2002 annual meeting. If any other matter not mentioned in this proxy statement is brought before the meeting, the proxy holders named in the enclosed proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

NEWPORT CORPORATE OFFICE

Our corporate offices are located at 1791 Deere Avenue, Irvine, California
92606.

ANNUAL REPORT

Our Annual Report to Stockholders for the fiscal year ended December 31, 2001 is being mailed concurrently with this proxy statement to all stockholders of record as of April 3, 2002. The Annual Report is not to be regarded as proxy soliciting material or as a communication by means of which any solicitation is to be made.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS
--------------------------------------------------------------------------------

Our Board currently consists of seven directors, divided into four classes. One class of directors is elected each year for a term of four years. At our 2002 annual meeting, two directors will be elected to serve as Class II directors until our annual meeting in 2006. One Class II director nominee, Kenneth F. Potashner, is currently serving as a Class III director for a term extending until our 2003 Annual Meeting. Upon his election as a Class II director, there will be one vacancy in Class III and our Board is seeking candidates to fill such vacancy. Such vacancy is not eligible to be filled at the 2002 Annual Meeting. Our remaining Class III director will continue to serve until our annual meeting in 2003, our Class IV directors will continue to serve until our annual meeting in 2004, and our Class I directors will continue to serve until our annual meeting in 2005.

CLASS II DIRECTOR NOMINEES

Our Board of Directors has nominated the individuals set forth below to serve as Class II directors until our annual meeting of stockholders in 2006:

                                                                                         Director
      Name                             Principal Occupation                    Age        Since
      ----                             --------------------                    ---        -------
Robert L. Guyett             President and Chief Executive Officer,             65         1990
                                Crescent Management Enterprises, LLC

Kenneth F. Potashner         President, Chief Executive Officer and             44         1998
                               Chairman, SONICblue Incorporated

ROBERT L. GUYETT. Mr. Guyett was elected to the Board in 1990. Since April 1996, Mr. Guyett has been President and Chief Executive Officer of Crescent Management Enterprises, LLC, a financial management and investment advisory services firm. From May 1995 to December 1996, he was a consultant to Engelhard Corporation, an international specialty chemical and precious metals company. Between September 1991 and May 1995, Mr. Guyett served as Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Engelhard Corporation. From January 1987 to September 1991, he was the Senior Vice President and Chief Financial Officer and a member of the Board of Directors of Fluor Corporation, an international engineering and construction firm. Mr. Guyett also currently serves as the Treasurer and a director of the Christopher Reeve Paralysis Foundation. Mr. Guyett serves on the board of directors of one other public company, Maxwell Technologies, Inc.

KENNETH F. POTASHNER. Mr. Potashner was elected to the Board in 1998. Since November 1998, Mr. Potashner has been President, Chief Executive Officer and Chairman of SONICblue Incorporated (formerly S3 Incorporated), a supplier of digital media appliances and services. Mr. Potashner is also Chairman of the Board of Directors of Maxwell Technologies, Inc., a manufacturer of pulsed power based systems and components. From 1996 to October 1998, he was also President and Chief Executive Officer of Maxwell Technologies. Mr. Potashner was Executive Vice President and General Manager of Disk Drive Operations for Conner Peripherals, a storage system corporation, from 1994 to 1996. From 1991 to 1994, he was Vice President, Worldwide Product Engineering for Quantum Corporation, a disk drive corporation. From 1981 to 1991, he held various engineering management positions with Digital Equipment Corporation, a computer corporation, culminating in the position as Vice President of Worldwide Product Engineering in 1991. Mr. Potashner serves on the boards of directors of two other public companies: SONICblue Incorporated and Maxwell Technologies, Inc.

Unless otherwise instructed, the enclosed proxy will be voted in favor of the election of Mr. Guyett and Mr. Potashner as the Class II directors. The nominees have indicated that they are willing and able to serve as directors if elected. If the nominees should become unable or unwilling to serve, it is the intention of the persons designated as proxies to vote instead, in their discretion, for such other persons as may be designated as nominees by our Board.

The Board of Directors recommends a vote "FOR" the election of Mr. Guyett and Mr. Potashner as Class II directors.

CONTINUING DIRECTORS

The following directors will continue to serve on our Board:

                                                                                                  Term      Director
      Name                              Principal Occupation                 Age      Class      Expires      Since
      ----                              --------------------                 ---      -----      -------    --------
 Robert G. Deuster                Chairman, President, and Chief             51          I         2005       1996
                                    Executive Officer of Newport
                                    Corporation

 R. Jack Aplin                    Independent Investor                       70         IV         2004       1989

 C. Kumar N. Patel                Professor of Physics and Astronomy,        63        III         2003       1986
                                    University of California, Los
                                    Angeles

 William R. Rauth III             General Partner, Investment Group of       58          I         2005       2001
                                    Santa Barbara

 Richard E. Schmidt               Independent Investor                       70         IV         2004       1991


ROBERT G. DEUSTER. Mr. Deuster joined us in May 1996 as President and Chief Executive Officer and, in June 1997, became Chairman of the Board. From 1985 to 1996, Mr. Deuster served in various senior management positions at Applied Power, Inc., an international manufacturer of electrical and hydraulic products, serving as Senior Vice President of the Distributed Products Group from 1994 to 1996, President of the Barry Controls Division from 1989 to 1994, President of the APITECH Division from 1986 to 1989 and Vice President of Sales and Marketing of the Enerpac Division from 1985 to 1986. From 1975 to 1985, he held engineering and marketing management positions at General Electric Company's Medical Systems Group.

R. JACK APLIN. Mr. Aplin was elected to the Board in 1989. From 1989 to the present Mr. Aplin has been an independent investor. Mr. Aplin was Chairman of the Board, President and Chief Executive Officer of Spectramed, Inc., an international medical products company, from 1986 to 1989.

C. KUMAR N. PATEL. Dr. Patel was elected to the Board in 1986. Dr. Patel was Vice Chancellor-Research, University of California, Los Angeles from 1993 to 1999, and in January 2000 he was appointed to the position of Professor of Physics and Astronomy. Previously, he was employed by AT&T Bell Laboratories, a telecommunications corporation, as Executive Director of the Research, Materials Science, Engineering and Academic Affairs Division from 1987 to 1993 and as Executive Director, Physics and Academic Affairs Division from 1981 to 1987. He joined Bell Laboratories in 1961.

WILLIAM R. RAUTH III. Mr. Rauth was elected to the Board in 2001. Mr. Rauth is a general partner of the Investment Group of Santa Barbara, a privately-held investment company, and is a founder and secretary of GlobalEnglish Corporation, a privately-held company providing online English language instruction services. Mr. Rauth is a founder of and has served as counsel for Stradling Yocca Carlson & Rauth, our corporate counsel, since 1975.

RICHARD E. SCHMIDT. Mr. Schmidt joined us in September 1991 as Chairman and Chief Executive Officer. From August 1993 until February 1995 and from November 1995 until May 1996, he held the additional position of President. Mr. Schmidt retired from the positions of President and Chief Executive Officer in May 1996 and from the position of Chairman in June 1997. In September 1984, he left Warner-Lambert Company, an international medical and consumer products company, to become President and Chief Executive Officer of Milton Roy Company, an international manufacturer of measuring instruments and systems and, in 1986, he became Chairman. He held that position until December 1990 when Milton Roy was acquired by Sundstrand Corporation, an aerospace and power transmission corporation. Prior to joining us, he served as a consultant to Sundstrand Corporation. Mr. Schmidt serves on the boards of directors of two other public companies: Hycor Biomedical Inc. and Labconco Corporation.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Our Board held four meetings during the fiscal year ended December 31, 2001. Each director attended at least seventy-five percent of the aggregate of the number of meetings of the Board (held during the period for which he has been a director) and the number of meetings held by all committees of the Board on which he served (during the periods that he served).

Our Board has an Audit Committee, which is comprised of three directors. The current members of the Audit Committee are Messrs. Guyett (Chairman), Patel and Rauth. The Audit Committee held three meetings during the fiscal year ended December 31, 2001. Commencing in 2002, the Audit Committee will hold seven regularly scheduled meetings annually. The Audit Committee has the responsibility to review and approve the scope and results of the annual audit; to recommend to the Board the appointment of the independent auditors; to review with the independent auditors our financial staff and the adequacy and effectiveness of our systems and internal financial controls; to review and discuss with management and the independent auditors the content of our financial statements prior to the filing of our Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K; to review the content and clarity of our communications with investors regarding our operating results and other financial matters; to review significant changes in accounting policies; to supervise the investigation of reports of illegal acts involving us; and to provide sufficient opportunity for the independent auditors to meet with the committee without management present.

Our Board has a Compensation Committee, which is comprised of three directors. The current members of the Compensation Committee are Messrs. Aplin (Chairman), Potashner and Schmidt. The Compensation Committee held five meetings (including telephonic meetings) during the fiscal year ended December 31, 2001. The Compensation Committee has the responsibility for oversight of our stock option plans; reviewing and evaluating our compensation programs and plans; and making recommendations concerning compensation for key personnel and amendments to the stock option and certain compensation plans.

Our Board has an Investment Committee, which is comprised of two directors. The current members of the Investment Committee are Messrs. Rauth (Chairman) and Guyett. The Investment Committee held three meetings during the fiscal year ended December 31, 2001. The Investment Committee has the responsibility for oversight of the management of our investment portfolio and for reviewing and making recommendations with respect to certain significant capital spending proposals.

Our Board has a Nominating Committee, which is comprised of three directors. The Nominating Committee held one meeting during the fiscal year ended December 31, 2001. The current members of the Nominating Committee are Messrs. Guyett, Potashner and Schmidt. The Nominating Committee has the responsibility for considering, nominating and electing candidates for our Board of Directors. The Nominating Committee will consider nominees of stockholders. The procedure for submitting a nomination of a candidate for election as director is described on page 2 under the heading "Stockholder Nominations and Proposals."

EXECUTIVE OFFICERS

We currently have nine executive officers elected on an annual basis to serve at the pleasure of the Board:


       Name                      Age                       Title
       ----                      ---                       -----
  Robert G. Deuster              51       Chairman, President and Chief Executive Officer

  William R. Abbott              45       Vice President of Finance and Treasurer

  Charles F. Cargile             37       Vice President and Chief Financial Officer

  Jeffrey B. Coyne               35       Vice President, General Counsel and Secretary

  Kevin T. Crofton               41       Vice President and General Manager, Fiber Optics and
                                              Photonics Division

  Alain Danielo                  55       Vice President and General Manager, Industrial and Scientific
                                              Technologies Division, European Operations

  Mark V. Edwards                40       Vice President and General Manager, Industrial Metrology Systems
                                              Division

  Robert J. Phillippy            41       Vice President and General Manager, Industrial and Scientific
                                              Technologies Division, U.S. Operations

  Gary J. Spiegel                51       Vice President, Worldwide Sales and Marketing

Mr. Deuster's biography is presented on page 4. The biographies of our other executive officers are set forth below.

WILLIAM R. ABBOTT. Mr. Abbott joined us in March 1997 as Corporate Controller and held the position until May 2001. In August 1999, Mr. Abbott was appointed to the additional position of Vice President. In May 2001, Mr. Abbott was appointed as Vice President of Finance and Treasurer. Prior to joining us, Mr. Abbott was Vice President and Corporate Controller for Sunclipse, Inc., an international manufacturer and distributor of packaging materials, from October 1993 to January 1997.

CHARLES F. CARGILE. Mr. Cargile joined us in October 2000 as Vice President and Chief Financial Officer. Prior to joining us, Mr. Cargile was Vice President, Finance and Corporate Development for York International Corporation, a manufacturer of air conditioning and refrigeration products. He joined York in November 1998, and served in a number of executive positions, including Corporate Controller and Chief Accounting Officer, until his promotion to Vice President, Finance and Corporate Development in February 2000. Prior to joining York, Mr. Cargile was employed by Flowserve Corporation, a manufacturer of highly-engineered pumps, seals and valves primarily for the petroleum and chemical industries, in various positions, most recently as Corporate Controller and Chief Accounting Officer from February 1995 to November 1998.

JEFFREY B. COYNE. Mr. Coyne joined us in June 2001 as Vice President, General Counsel and Secretary. Prior to joining us, Mr. Coyne was a partner in the Corporate and Securities Law Department of Stradling Yocca Carlson & Rauth, our outside corporate counsel, from January 2000 to June 2001, and was an associate attorney at such firm from February 1994 to December 1999. From November 1991 to February 1994, Mr. Coyne was an associate attorney at Pillsbury Madison & Sutro, an international law firm. Mr. Coyne is a member of the State Bar of California and the Orange County Bar Association.

KEVIN T. CROFTON. Mr. Crofton joined us in January 2002 as Vice President and General Manager of our Fiber Optics and Photonics Division. Prior to joining us, Mr. Crofton served as Managing Director and General Manager of the Chemical Mechanical Planarization/Clean Products Group of Lam Research Corporation, a major supplier of semiconductor capital equipment, from July 1999 to December 2001. From May 1994 to July 1999, Mr. Crofton held various other positions with Lam Research, including Director of Product Management and Product Support for Lam Research's conductor etch product lines. Prior to joining Lam Research, Mr. Crofton held various positions at United Technologies, Chemical Systems Division of Pratt & Whitney, a designer and manufacturer of aircraft engines, gas turbines and space propulsion systems, from December 1987 to May 1994, up to and including Program Manager for Advanced Product Development.

ALAIN DANIELO. Mr. Danielo joined us in January 1995 as President and General Manager of our French subsidiary Micro-Controle S.A. In November 1995, he was elected Vice President of Newport with responsibility for our European Operations. In August 1999, he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies Division, European Operations. Prior to joining us, Mr. Danielo was Managing Director of the Electronics Division of Valeo S.A., an automobile parts company, from 1989 to 1995. From 1985 to 1989 he was General Manager of Molex France S.A.R.L., a manufacturer of electronic components.

MARK V. EDWARDS. Mr. Edwards joined us in February 2000 as Vice President and General Manager of our Video Metrology Division (now our Industrial Metrology Systems Division). Prior to joining us, Mr. Edwards was director of the Controls, Measurement and Sensing Division of Giddings & Lewis, a manufacturer of metrology equipment, from September 1997 to January 2000. Prior to joining Giddings & Lewis, he was a Vice President with Professional Manufacturing, Inc., a manufacturer of protective headgear, from 1995 to 1997. From 1990 to 1995, Mr. Edwards was Vice President of Plastic Trim, Inc., an automotive parts supplier. From 1986 to 1990 he held various positions at Koch Protective Treatments, Inc., an automotive specialty chemicals supplier.

ROBERT J. PHILLIPPY. Mr. Phillippy joined us in April 1996 as Vice President and General Manager of our Science and Laboratory Products Division. In August 1999, he was appointed to the position of Vice President and General Manager, Industrial and Scientific Technologies Division, U.S. Operations. Prior to joining us, Mr. Phillippy was Vice President of Channel Marketing at Square D Company, an electrical equipment manufacturer, from 1994 to 1996. He joined Square D Company in 1984 as a sales engineer and held various sales and marketing management positions with that company prior to his election as Vice President in 1994.

GARY J. SPIEGEL. Mr. Spiegel was appointed to the position of Vice President with responsibility for domestic sales in June 1992. He assumed responsibility for the sales of MikroPrecision Instruments, Inc., a subsidiary we acquired in January 1996. During 1997, Mr. Spiegel was assigned additional responsibility for export sales including our sales subsidiaries in Canada and Taiwan. Since that time he has assumed responsibility for sales from each of our subsequent acquisitions. In March 2002, Mr. Spiegel was appointed Vice President, Worldwide Sales and Marketing, expanding his role to include responsibility for all marketing communications and market management. Prior to joining us, Mr. Spiegel was Vice President of Sales and Marketing for Klinger Scientific, a subsidiary of Micro-Controle SA, which we acquired in 1991.

There are no family relationships between any director, executive officer or person nominated or chosen to become a director or executive officer.

COMPENSATION OF EXECUTIVE OFFICERS

The following table and narrative text discusses compensation earned during the fiscal years ended December 31, 2001, 2000 and 1999 by our Chief Executive Officer and our four other most highly compensated executive officers who were serving as executive officers at December 31, 2001 and whose salary and bonus exceeded $100,000 for the fiscal year ended December 31, 2001 (collectively, the "Named Executive Officers").

                           Summary Compensation Table

                                                                                   Long-Term
                                                    Annual Compensation        Compensation Awards
                                                   --------------------    --------------------------
                                                                           Restricted     Securities     All Other
                                                                              Stock       Underlying      Compen-
                                                   Salary        Bonus      Awards(1)     Options(2)     sation(3)
    Name and Principal Position         Year         ($)          ($)          ($)           (#)            ($)
    ---------------------------         ----       --------      -------   ----------     ----------    ----------
Robert G. Deuster                       2001        352,115      150,000           --       150,000        33,692
   Chairman, President and              2000        333,462      573,000           --       180,000        33,404
   Chief Executive Officer              1999        294,481      100,000           --            --        32,816

Charles F. Cargile(4)                   2001        250,000       67,500           --        80,000        32,795
   Vice President and                   2000         43,269       40,000      303,000        60,000       242,702
   Chief Financial Officer              1999             --           --           --            --            --

Alain Danielo(5)                        2001        144,291       28,859           --        50,000            --
   Vice President and General           2000        142,219      128,124           --        60,000            --
   Manager, Industrial and              1999        162,078       15,747           --            --            --
   Scientific Technologies
   Division, European Operations

Robert J. Phillippy                     2001        194,039       55,786           --        50,000        20,286
   Vice President and General           2000        184,204      132,000           --        60,000        20,154
   Manager, Industrial and              1999        163,978       69,428           --            --        19,566
   Scientific Technologies Division,
   U.S. Operations

Gary J. Spiegel                         2001        189,423       52,091           --        50,000        23,524
   Vice President, Worldwide Sales      2000        174,385      133,000           --        60,000        23,404
   and Marketing                        1999        158,688       51,719           --            --        22,816

----------
(1) The restricted stock reflected in the above table was granted to Mr. Cargile on November 16, 2000 and vests 25% on the second anniversary of the grant date and 25% on each anniversary thereafter. The dollar value reflected for such restricted stock represents the market value on the grant date. If we pay dividends on our common stock, corresponding dividends will be paid on the shares of restricted stock. The number of shares and value of the restricted stock held by each Named Executive Officer at December 31, 2001, based on the market value of $19.28 per share as of that date, were:

                                  Number of Shares of        Value of Shares of
                                  Restricted Stock at       Restricted Stock at
          Name                     December 31, 2001         December 31, 2001
          ----                    -------------------       --------------------
     Robert G. Deuster                    7,500                   $144,600
     Charles F. Cargile                   4,000                    $77,120
     Alain Danielo                        1,875                    $36,150
     Robert J. Phillippy                 17,250                   $332,580
     Gary J. Spiegel                      2,250                    $43,380

(2)  Number of shares adjusted to reflect our 3-for-1 stock split in May 2000.

(3) All other compensation for 2001 consists of (i) company contributions to the 401(k) plan for each Named Executive Officer, and (ii) company-paid premiums for split-dollar life insurance and group term life insurance for the benefit of each such officer.

(4) Mr. Cargile joined us in October 2000. The amounts set forth as annual compensation for the year 2000 reflect salary and bonus earned by Mr. Cargile from October to December 31, 2000. All other compensation earned by Mr. Cargile in 2000 consisted of a signing bonus and reimbursement of relocation expenses in connection with his hiring.

(5) Mr. Danielo is currently paid in euros and was paid in French francs prior to 2002. The amounts reflected for Mr. Danielo's base salary and bonus represent U.S. dollar amounts, which have been calculated using the average applicable foreign currency exchange rates for the respective years.

OPTION GRANTS

The following table sets forth certain information concerning grants of options to the Named Executive Officers during the fiscal year ended December 31, 2001.

                        Option Grants in Last Fiscal Year
                               (Individual Grants)

                                                                                          Potential Realizable Value
                              Number of      Percentage of                                at Assumed Annual Rates of
                              Securities     Total Options                                 Stock Price Appreciation
                              Underlying      Granted to      Exercise                          for Option Term
                               Options       Employees in     Price per    Expiration     ---------------------------
       Name                    Granted        Fiscal Year       Share         Date            5%               10%
       ----                   ----------     -------------    ---------    ----------     ----------       ----------
 Robert G. Deuster              60,000           2.36%         $68.25       01/01/11      $2,575,323       $6,526,375
                                90,000           3.54%         $13.16       09/17/11        $744,863       $1,887,629

 Charles F. Cargile             20,000           0.79%         $68.25       01/01/11        $858,441       $2,175,458
                                60,000           2.36%         $13.16       09/17/11        $496,575       $1,258,419

 Alain Danielo                  20,000           0.79%         $68.25       01/01/11        $858,441       $2,175,458
                                30,000           1.18%         $13.16       09/17/11        $248,288         $629,210

 Robert J. Phillippy            20,000           0.79%         $68.25       01/01/11        $858,441       $2,175,458
                                30,000           1.18%         $13.16       09/17/11        $248,288         $629,210

 Gary J. Spiegel                20,000           0.79%         $68.25       01/01/11        $858,441       $2,175,458
                                30,000           1.18%         $13.16       09/17/11        $248,288         $629,210



The figures above represent options granted pursuant to our 1992 and 2001 Stock Incentive Plans. During 2001, we granted options to purchase a total 2,539,360 shares of common stock to our employees. In January 2001, we made our regularly scheduled broad-based grant of options to our employees, granting options to purchase a total of 763,260 shares of common stock. In September 2001, to assist in the retention of our employees, we made the broad-based option grant scheduled for January 2002 early, granting options to purchase a total of 1,407,325 shares of common stock to our employees. All of the options granted to our employees, including those granted to our Named Executive Officers, were granted at an exercise price equal to the fair market value of the common stock on the date of grant, and vest in 25% increments on each of the four anniversaries of the date of grant.

The potential realizable value represents amounts, net of exercise price before taxes that may be realized upon exercise of the options immediately prior to the expiration of their terms assuming appreciation of 5% and 10% over the option term. The amounts are calculated by first taking the market price of our common stock on the grant date and calculating an assumed value at the end of the ten-year option term based on compound annual appreciation rates of 5% and 10%, respectively, then subtracting the exercise price per share and multiplying the resulting amount by the number of shares subject to the option. The 5% and 10% appreciation rates are prescribed by rules promulgated by the Securities and Exchange Commission and do not reflect our estimate of future stock price growth. The actual value realized may be greater or less than the potential realizable value set forth in the table.

OPTION EXERCISES

The following table sets forth certain information concerning the exercise of options by our Named Executive Officers during the year ended December 31, 2001, including the aggregate value of gains on the date of exercise. In addition, the table includes the number of shares underlying both exercisable and unexercisable stock options held by the Named Executive Officers as of December 31, 2001, and the values for "in-the-money" options that represent the total positive spread, if any, between the exercise prices of existing stock options and the closing price of our common stock as of December 31, 2001, which was $19.28.

                Aggregated Options Exercised in Last Fiscal Year
                        and Fiscal Year End Option Values

                                                            Number of Securities            Value of Unexercised
                             Number of                     Underlying Unexercised         In-the-Money Options at
                              Shares        Dollar       Options at Fiscal Year End           Fiscal Year End
                            Acquired on      Value     -----------------------------   -----------------------------
     Name                    Exercise      Realized    Exercisable    Unexercisable    Exercisable    Unexercisable
     ----                   -----------    --------    ------------   --------------   ------------   ---------------
Robert G. Deuster                   --           --       544,000         360,000      $7,975,174       $2,333,038
Charles F. Cargile                  --           --        15,000         125,000              --         $367,200
Alain Danielo                       --           --       129,000         117,500      $1,841,495         $740,625
Robert J. Phillippy                 --           --        71,250         113,750        $914,013         $685,044
Gary J. Spiegel                 20,000     $731,058        43,250         117,500        $493,225         $740,625


COMPENSATION OF DIRECTORS

Each outside director is paid an annual fee of $15,000 and is reimbursed for expenses incurred in connection with attending Board and committee meetings. In addition, each outside director is paid $1,000 for each Board meeting attended ($500 for telephonic meetings) and $1,000 for each committee meeting attended. An additional $250 is paid for each committee meeting to the committee chairperson. Also, each outside director receives annually, on January 1, options to purchase 4,000 shares of common stock which vest on the anniversary of the grant. In lieu of the regular options which would have been granted to each outside director in January 2002, each outside director was granted options to purchase 6,000 shares of common stock in September 2001, which will vest in September 2002. Each new outside director receives options to purchase 16,000 shares of common stock upon commencement of service as a director, which vest at the rate of 25% per year on each anniversary of the grant.

SEVERANCE AND OTHER AGREEMENTS

SEVERANCE COMPENSATION AGREEMENTS. We have entered into a severance compensation agreement with each of our Named Executive Officers and certain of our other executive officers providing for certain payments and benefits in the event that such officer's employment is terminated within two years of a "change in control" of Newport (as defined in the agreement), unless such termination results from the executive officer's death, disability or retirement, or the executive's resignation for reasons other than "good reason" (as defined in the agreement), or constitutes a termination by us for "cause" (as defined in the agreement). In such event, the executive officer will be entitled to: (i) a lump sum severance payment equal to twelve months of such officer's highest salary during the twelve month period preceding termination (with the exception of Mr. Deuster, who will be entitled to a severance payment of twenty-four months of salary); (ii) a bonus payment equal to such officer's incentive compensation bonus paid under our annual incentive plan or other bonus plans then in effect, assuming 100% satisfaction of all performance goals; (iii) continuation of benefits under our medical, dental and vision plans, and long-term disability insurance for a specified period of time, (iv) automatic vesting of all unvested restricted stock held by the officer, (v) payment of an amount equal to the difference between the exercise price and fair market price (calculated as set forth in the agreement) of the shares of common stock subject to all vested and unvested stock options held by the officer, and (vi) certain other benefits, including payment of an amount sufficient to offset any "excess parachute payment" excise tax payable by the officer pursuant to the provisions of the Internal Revenue Code or any comparable provision of state or foreign law.

In addition, our agreement with Mr. Phillippy provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to the same salary and bonus severance payments described above. Our agreement with Mr. Deuster provides that, in the event we terminate his employment other than for cause at any time during the term of the agreement in absence of a change in control of Newport, he will be entitled to one-half of the salary severance payment, and all of bonus severance payment described above.

INDEMNIFICATION OF OFFICERS AND DIRECTORS. We have entered into indemnification agreements with each of our executive officers and directors which provide contractual protection of certain rights of indemnification by us. The indemnification agreements provide for indemnification of our executive officers and directors to the fullest extent permitted by our articles of incorporation, bylaws and applicable law. Under the agreements, we indemnify our executive officers and directors against all fees, expenses, liabilities and losses (including attorney's fees, judgments, fines, and amounts paid in any settlement we approved) actually and reasonably incurred in connection with any investigation, claim, action, suit or proceeding to which any such officer or director is a party by reason of any action or inaction in the officer's or director's capacity as our officer or director or by reason of the fact that the officer or director is or was serving as our director, officer, employee, agent or fiduciary, or of any of our subsidiaries or divisions, or is or was serving at our request as our representative with respect to another entity. We will not indemnify such officer or director, however, for expenses and the payment of profits arising from the purchase and sale by the officer or director of securities in violation of Section 16(b) of the Securities Exchange Act of 1934, as amended.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. To our knowledge, based solely upon the review of copies of such reports furnished to us and written representations that no other reports were required during fiscal year 2001, all of our officers, directors and greater than ten percent stockholders have complied with all applicable Section 16(a) filing requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth specified information with respect to the beneficial ownership of our common stock as of April 3, 2002 by: (1) each person (or group of affiliated persons) who is known by us to beneficially own more than 5% of our outstanding common stock; (2) each of our Named Executive Officers; (3) each of our directors; and (4) all directors and executive officers as a group.

                                                                Number of Shares
                                                             Beneficially Owned(2)
                                                           -------------------------
 Name and Address of Beneficial Owners(1)                     Number      % of Class
 ----------------------------------------                  ----------     ----------
 Perkins, Wolf, McDonnell & Company                        2,459,300         6.5%
 310 S. Michigan Avenue, Suite 2600
 Chicago, IL 60604 (3)

 R. Jack Aplin(4)                                             55,000          *

 Charles F. Cargile(5)                                        26,653          *

 Alain Danielo(6)                                            198,500          *

 Robert G. Deuster(7)                                        798,850         2.1%

 Robert L. Guyett(8)                                         118,000          *

 C. Kumar N. Patel(9)                                        131,949          *

 Robert J. Phillippy(10)                                     162,993          *

 Kenneth F. Potashner(11)                                     53,426          *

 William R. Rauth III(12)                                      4,000          *

 Richard E. Schmidt(13)                                      307,762          *

 Gary J. Spiegel(14)                                         132,063          *

 All executive officers and directors as a group           2,053,267         5.2%
(15 persons)(15)

----------
 *   Less than 1%

(1) Unless otherwise indicated, the business address of each stockholder is c/o Newport Corporation, 1791 Deere Avenue, Irvine, California 92606.

(2) The beneficial ownership is calculated based on 37,895,083 shares of our common stock outstanding as of April 3, 2002. Beneficial ownership is determined in accordance with Securities and Exchange Commission rules. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable within 60 days of April 3, 2002 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage of each other person. To our knowledge, except pursuant to applicable community property laws or as otherwise indicated, each person named in the table has sole voting and investment power with respect to the shares set forth opposite such person's name.

(3) Consists of 23,900 shares of common stock with respect to which the holder has sole voting and dispositive power and 2,435,400 shares of common stock with respect to which the holder has shared voting and dispositive power.

(4) Includes options to purchase 55,000 shares of common stock which are exercisable within 60 days of April 3, 2002.

(5) Includes 4,000 shares of restricted stock, and includes options to purchase 20,000 shares of common stock which are exercisable within 60 days of April 3, 2002.

(6) Includes options to purchase 147,500 shares of common stock which are exercisable within 60 days of April 3, 2002.

(7) Includes options to purchase 679,000 shares of common stock which are exercisable within 60 days of April 3, 2002. Also includes 2,000 shares held by Mr. Deuster as trustee of trusts established for certain relatives, over which Mr. Deuster has sole voting and investment power; 200 shares held by Mr. Deuster as custodian for his daughter; and 200 shares held by Mr. Deuster's son. Mr. Deuster disclaims beneficial ownership of such shares.

(8) Includes options to purchase 100,000 shares of common stock which are exercisable within 60 days of April 3, 2002. 18,000 shares are held by Mr. Guyett as trustee of his family trust.

(9) Includes options to purchase 100,000 shares of common stock which are exercisable within 60 days of April 3, 2002.

(10) Includes 7,500 shares of restricted stock, and includes options to purchase 110,000 shares of common stock which are exercisable within 60 days of April 3, 2002. 35,743 shares are held by Mr. Phillippy and his spouse, as trustees of a family trust.

(11) Includes options to purchase 40,000 shares of common stock which are exercisable within 60 days of April 3, 2002.

(12) Includes options to purchase 4,000 shares of common stock which are exercisable within 60 days of April 3, 2002.

(13) Includes options to purchase 167,000 shares of common stock which are exercisable within 60 days of April 3, 2002.

(14) Includes options to purchase 85,750 shares of common stock which are exercisable within 60 days of April 3, 2002. 46,313 shares are held by Mr. Spiegel and his spouse, as trustees of a family trust.

(15) Includes 11,500 shares of restricted stock, and includes options to purchase 1,571,000 shares of common stock which are exercisable within 60 days of April 3, 2002.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In January 2002, in connection with Kevin T. Crofton joining us as Vice President and General Manager of our Fiber Optics and Photonics Division, we extended Mr. Crofton a relocation loan pursuant to a promissory note in the principal sum of $110,000, bearing interest at a rate of nine percent (9%) per annum. On each six-month anniversary of the date of the note, we will forgive one-sixth of the principal sum, together with accrued interest thereon, so long as Mr. Crofton remains our employee. If we terminate Mr. Crofton's employment other than for cause, the entire principal sum then outstanding and all interest thereon will be forgiven. If Mr. Crofton voluntarily terminates his employment with us, the entire principal sum then outstanding, together with accrued interest thereon, will become immediately due and payable. The amount currently outstanding under the note is $112,475, which is the largest amount that has been owed under the note.

In January 2002, we entered into an agreement with Mark V. Edwards, Vice President and General Manager of our Industrial Metrology Systems Division, pursuant to which Mr. Edwards will receive certain severance and other benefits in the event of the sale of such division. The agreement provides that, under certain circumstances, Mr. Edwards will receive a bonus in connection with the consummation of any such transaction, and, in the event that Mr. Edwards is not offered employment by the buyer in any such transaction or other comparable employment with us, he will receive severance benefits, including payment of his base salary for one year following the closing of the transaction and continuation of certain other benefits. We expect to consummate such transactions during the second quarter of 2002 and expect that the amount of the bonus referenced above will be in the range of $50,000 to $60,000.

William R. Rauth III, one of our directors, is a founder of and has served as counsel for Stradling Yocca Carlson & Rauth, our corporate counsel, since 1975. The fees we paid to Stradling Yocca Carlson & Rauth during 2001 were less than five percent of the firm's revenues during that year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is comprised of three non-employee directors: R. Jack Aplin, Kenneth F. Potashner and Richard E. Schmidt. John T. Subak, one of our former directors, served on the Compensation Committee until his retirement from the Board in May 2001, at which time Mr. Schmidt was appointed to the Committee. Mr. Schmidt served as one of our officers from 1991 to 1996. No executive officer serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board or our Compensation Committee.

REPORT OF THE COMPENSATION COMMITTEE

COMMITTEE RESPONSIBILITY. The Committee is responsible for oversight of our stock option plans, reviewing and evaluating our compensation programs and plans, and making recommendations concerning compensation for key personnel and amendments to the stock option and certain compensation plans.

COMPENSATION POLICY AND OBJECTIVES. Our primary goal as members of the Compensation Committee is to assure that the compensation provided to executives is linked to Newport's business strategies and objectives, thereby aligning the financial interest of senior management with that of the stockholders. Beyond that, our priorities are to assure that the executive compensation programs enable Newport to attract, retain and motivate the high caliber executives required for the success of the business. These objectives are achieved through a variety of compensation programs, summarized below, which support the current and long-term performance of the business. Newport has not paid, and does not expect to pay, any qualifying compensation under Section 162(m) of the Internal Revenue Code.

BASE SALARY. Base salaries for executive officers are determined by evaluating the responsibilities of the position and comparing it with similar executive positions in other companies in Newport's industry. The Committee reviews compensation surveys of similar companies and surveys of national scope encompassing electronics and other high technology organizations. Newport's compensation levels are set at approximately the 50th percentile, or market average. Individual salaries vary based upon the individual's performance and contributions to company success, time on the job and internal equity. Annual salary adjustments are determined by individual performance within an annual budget approved by the Committee. During November 2001, the Committee approved a 3.5% increase for each executive officer, including the Chief Executive Officer, effective January 1, 2002. However, the Committee subsequently decided, in light of continued difficult business conditions, to delay such increases until further action by the Committee.

ANNUAL INCENTIVES FOR OFFICERS OTHER THAN CHIEF EXECUTIVE OFFICER. Officers have an opportunity to earn annual incentives based on performance targets. The Compensation Committee may also award bonuses in cases where such performance targets are not met if it determines that the circumstances warrant such action. During 2001, the Committee continued to use a combined management measure (CMM) that included operating income as the primary measure and also included a second measure related to working capital. The intent of the CMM is to provide an incentive for officers to control working capital. Two executive officers had earnings per share as an additional measure and two executives had various worldwide sales measures as part of their incentive plan. Additionally, each officer has a discretionary portion of the annual incentive linked to achievement of individual non-financial goals, which differ depending on the responsibilities of the respective officer. The target incentives for each officer range from 25% to 75% of annual salary. For over-achievement of goals, officers can earn up to 200% of the target incentive. For 2001, the Compensation Committee awarded incentive payments based upon performance to specific goals established at the beginning of the year, ranging from 36% to 80% of the target incentive to executive officers.

LONG TERM INCENTIVES. To further align the interests of stockholders and managers, and to assist in the retention of key employees, Newport grants stock options and restricted stock to its employees, including officers and executive officers. Options to purchase an aggregate of 2,539,360 shares of common stock were granted to approximately 1,438 employees, including officers, during 2001. In January 2001, we made our regularly scheduled broad-based grant of options to our employees, granting options to purchase a total of 763,260 shares of common stock. In September 2001, to assist in the retention of our employees, we made the broad-based option grant scheduled for January 2002 early, granting options to purchase a total of 1,407,325 shares of common stock to our employees. The number of shares awarded is established based upon broad-based plan guidelines and a recommendation by the employee's supervisor, and is approved by the Compensation Committee. The exercise price for stock options is the fair market value of the stock on the date of the grant. Options generally vest at a rate of 25% per year starting on the first anniversary date of the option grant. Options for a total of 540,000 shares (including the grants to Mr. Deuster described below) were granted during 2001 to nine officers. No restricted stock was granted in 2001.

COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Chief Executive Officer participates in the compensation program discussed above. His base salary is set, in the same way as other executive officers, as determined by comparable positions in companies of similar size and profitability to Newport in the marketplace. In November 2001, the Committee approved a 3.5% increase effective January 1, 2002. However, the Committee subsequently decided, in light of continued difficult business conditions, to delay such increase until further action by the Committee. Each year the Compensation Committee approves a performance based bonus plan for the Chief Executive Officer. For 2001, the incentive for Mr. Deuster was based on CMM, earnings per share targets and over-achievement incentives established prior to the beginning of the year. He also had a discretionary portion of the annual incentive linked to achievement of non-financial goals also determined prior to the beginning of the year. While the CMM and earnings per share goals were not met, the Compensation Committee awarded Mr. Deuster an incentive payment totaling $150,000 based on Mr. Deuster's achievement of the discretionary portion of the incentive. At its November 2000 meeting, the Compensation Committee awarded Mr. Deuster options to purchase 60,000 shares of common stock with a grant date of January 2, 2001. On September 18, 2001, the Compensation Committee granted Mr. Deuster options to purchase 90,000 shares of common stock. Both of these grants were made as part of the company-wide grants discussed previously.

Respectfully submitted,

R. Jack Aplin, Chairman
Kenneth F. Potashner
Richard E. Schmidt

The material in this report is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

REPORT OF THE AUDIT COMMITTEE

COMMITTEE MEMBERS AND CHARTER. The Audit Committee is comprised of three directors. Each member is financially literate and at least one has prior professional experience in finance or accounting. None of the members of the Committee are or have been officers or employees of Newport and each member qualifies as an "independent director" under the current listing standards of the National Association of Securities Dealers. The Committee operates under a written charter adopted by Newport's Board. A copy of the current charter of the Audit Committee was included as Appendix A to Newport's proxy statement in connection with its annual meeting held in 2001. The Committee made an annual review of the charter during 2001.

ROLE OF THE AUDIT COMMITTEE. Newport's management is responsible for Newport's financial reporting process, including its systems of internal controls, and for the preparation of its financial statements in accordance with generally accepted accounting principles. Newport's independent auditors are responsible for auditing those financial statements. The role and responsibility of the Committee is to monitor and review these processes on behalf of the Board of Directors.

The members of the Committee are not employees of Newport and are not, nor do they represent themselves to be accountants or auditors by profession or experts in the fields of accounting or auditing, and they do not undertake to conduct auditing or accounting reviews or procedures. Therefore, in performing the Committee's oversight role, the Committee necessarily must rely, without independent verification, on management's representations that it has maintained appropriate accounting and financial reporting principles or policies, and appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations, and that Newport's financial statements have been prepared with integrity and objectivity and in conformity with generally accepted accounting principles, and on the representations of the independent auditors included in their report on Newport's financial statements.

REPORT OF THE AUDIT COMMITTEE. The Committee held three meetings during 2001. The meetings were designed, among other things, to facilitate and encourage communication among the Committee, management, and Newport's independent auditors. Commencing in 2002, the Committee will hold seven regularly scheduled meetings annually. During 2001, the Committee, acting through its Chairman, also reviewed Newport's quarterly financial statements and its communications with investors regarding its operating results and other financial matters. The entire Committee will review all such matters commencing in 2002.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited financial statements of Newport for the fiscal year ended December 31, 2001, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies and the clarity of disclosures in the financial statements. Commencing in 2002, the entire Committee will review and discuss with management the Management's Discussion and Analysis of Financial Condition and Results of Operations to be included in Newport's Quarterly Reports on Form 10-Q and Annual Report on Form 10-K.

The Committee reviewed with Ernst & Young LLP, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of Newport's accounting principles, the reasonableness of significant estimates and judgments, critical accounting policies, the clarity of disclosures in the financial statements, and such other matters as are required to be discussed with the Committee under auditing standards generally accepted in the United States.

The Committee discussed with Ernst & Young LLP the overall scope and plans for their annual audit. The Committee also discussed with management and Ernst & Young LLP the adequacy and effectiveness of accounting and financial controls. The Committee met separately with Ernst & Young LLP, with and without management present, to discuss the results of their examinations, their evaluations of Newport's internal controls, and the overall quality of Newport's financial reporting.

The Committee also has discussed with Ernst & Young LLP, Newport's independent auditors, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communications with Audit Committees). In addition, the Committee has received the written disclosures and the letter from Ernst & Young LLP as required by the Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and the Committee has discussed the independence of Ernst & Young LLP with that firm, including the compatibility of non-audit services with Ernst & Young LLP's independence.

Based on the Committee's review of the matters noted above and its discussions with Newport's independent auditors and Newport's management, the Committee recommended to the Board of Directors that the audited financial statements be included in Newport's Annual Report on Form 10-K for the fiscal year ended December 31, 2001.

Respectfully submitted,

Robert L. Guyett, Chairman
C. Kumar N. Patel
William R. Rauth III

The material in this report is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

STOCK PERFORMANCE GRAPH

The following graph compares the cumulative total stockholder return on $100 invested in our common stock for the five years ended December 31, 2001, with the cumulative total return on $100 invested in each of (i) the Nasdaq Market Index, (ii) the Scientific & Technical Instruments Group (837) Index published by Media General Financial Services, Inc., and (iii) a peer group. The graph assumes all investments were made at market value on December 31, 1996 and the reinvestment of all dividends.

The peer group reflected on the graph represents an equal combination of all companies comprising the Scientific & Technical Instruments Group (837) Index, the Semiconductor Equipment & Materials Industry Group (834) Index, and the Communication Equipment Group (841) Index published by Media General Financial Services, Inc. A listing of the companies comprising each such index is available from us by written request to our Secretary.

In prior years, we have used the Scientific & Technical Instruments Group (837) Index. As our business has grown, a majority of our sales now come from the fiber optic communications and semiconductor markets and we believe that such index no longer fully represents our business. We have selected a peer group that we believe more appropriately compares the cumulative total return of our common stock to that of companies which participate in the primary markets that we serve.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                AMONG NEWPORT CORPORATION, NASDAQ MARKET INDEX,
               SCIENTIFIC INSTRUMENTS GROUP INDEX AND PEER GROUP

                        [PERFORMANCE GRAPH APPEARS HERE]

                                     1996       1997       1998       1999       2000        2001
---------------------------------------------------------------------------------------------------
Newport Corporation                  100.00     158.92     191.16     519.22     2679.73     657.46
Scientific Instruments Group Index   100.00     123.77     124.45     201.08      225.05     146.15
NASDAQ Market Index                  100.00     122.32     172.52     304.29      191.25     152.46
Peer Group Index                     100.00     115.85     121.17     307.40      226.02     171.11
  (Combined 834, 837, 841)
---------------------------------------------------------------------------------------------------

The material in this performance graph is not "soliciting material" and is not deemed filed with the SEC and is not to be incorporated by reference in any filing of Newport under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

                                  PROPOSAL TWO
                       APPOINTMENT OF INDEPENDENT AUDITORS

--------------------------------------------------------------------------------

The Audit Committee of our Board has recommended, and the Board has approved, the selection of Ernst & Young LLP as our independent auditors for the fiscal year ending December 31, 2002. Ernst & Young LLP audited our financial statements for the fiscal year ended December 31, 2001. Nevada General Corporation Law does not require the approval of the selection of the independent auditors by our stockholders, but in view of the importance of the financial statements to stockholders, our Board deems it desirable that stockholders pass upon the selection of auditors.

A representative of Ernst & Young LLP will be present at the annual meeting and will be given the opportunity to make a statement if he so desires and will be available to respond to appropriate questions. If this proposal is not approved, the Audit Committee shall reconsider the proposal and submit its recommendation to the Board.

The Board of Directors recommends a vote "FOR" this proposal.

AUDIT FEES. The aggregate fees billed by Ernst & Young LLP for professional services rendered for the audit of our annual consolidated financial statements for the fiscal year ended December 31, 2001 and the review of the consolidated financial statements included in our Forms 10-Q for fiscal 2001 were $280,000.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES. Ernst & Young LLP did not provide, and it did not bill any fees for, financial information systems design and implementation services in 2001.

ALL OTHER FEES. The aggregate fees billed to us for all other services rendered by Ernst & Young LLP to us in fiscal 2001, were $485,000, which includes audit related services in the amount of $89,000, and tax preparation and planning services in the amount of $396,000.

The Audit Committee has reviewed and discussed the services, in addition to audit services, rendered by Ernst & Young LLP during 2001, as well as the fees paid therefor, and has determined that the provision of such other services by Ernst & Young LLP, and the fees paid therefor, were compatible with maintaining Ernst & Young LLP's independence.

--------------------------------------------------------------------------------
Your cooperation in giving this matter your immediate attention and in returning your proxy promptly will be appreciated.

                                   By order of the Board of Directors

                                   /s/ JEFFREY B. COYNE
                                   Jeffrey B. Coyne
                                   Vice President, General Counsel and Secretary

                               NEWPORT CORPORATION

                         ANNUAL MEETING OF STOCKHOLDERS
                             Wednesday, May 22, 2002
                                   9:00 a.m.

                                1791 Deere Avenue
                                Irvine, CA 92606




--------------------------------------------------------------------------------

[LOGO APPEARS HERE] Newport Corporation
                    1791 Deere Avenue
                    Irvine, California 92606                               proxy
--------------------------------------------------------------------------------

This proxy is solicited by the Board of Directors for use at the Annual Meeting on May 22, 2002.

The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted "FOR" Items 1 and 2.

By signing the proxy, the undersigned revokes all prior proxies and appoints Robert G. Deuster and Charles F. Cargile, and each of them individually, the attorney, agent and proxy of the undersigned, with full power of substitution, to vote all stock of Newport Corporation which the undersigned is entitled to represent and vote on the matters shown on the reverse side at the 2002 Annual Meeting of Stockholders of Newport Corporation to be held at the corporate headquarters, 1791 Deere Avenue, Irvine, California 92606 on May 22, 2002, at 9:00 a.m., and at any and all adjournments or postponements thereof, as fully as if the undersigned were present and voting at the meeting. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE URGED TO SIGN AND RETURN THIS PROXY, WHICH MAY BE REVOKED AT ANY TIME PRIOR TO ITS USE.

     (continued, and to be completed, dated and signed on the reverse side)


--------------------------------------------------------------------------------
                             v Please detach here v
--------------------------------------------------------------------------------

                             The Board of Directors Recommends a Vote FOR Items 1 and 2.
1. Election of two Class II     01 Robert L. Guyett                             [_] Vote FOR            [_] Vote WITHHELD
   directors (to serve for      02 Kenneth F. Potashner                             all nominees            from all nominees
   four years):                                                                     (except as marked)

(Instruction: To withhold authority to vote for any indicated nominee,          -----------------------------------------
write the number(s) of the nominee(s) in the box provided to the right.)
                                                                                -----------------------------------------

 2. Ratification of appointment of Ernst & Young LLP as independent auditors            [_] For     [_] Against     [_] Abstain
    for the year ending December 31, 2002:


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
                                                                                                        ---

Address Change? Mark Box [_]                                                    Dated:_____________________________, 2002
Indicate changes below:

                                                                                -----------------------------------------


                                                                                -----------------------------------------

                                                                                Signature(s) in Box
                                                                                Please sign exactly as your name(s) appears on
                                                                                proxy. If held in joint tenancy, all persons must
                                                                                sign. Trustees, administrators, etc., should include
                                                                                title and authority. Corporations should provide
                                                                                full name of corporation and title of authorized
                                                                                officer signing the proxy.

------------------------------------------------------------------------------------------------------------------------------------